SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


AIM DYNAMICS
FOR PERIOD ENDING 01/31/2007
FILE NUMBER 811- 1474
SERIES NO.:    1



74U.  1.   Number of shares outstanding (000's Omitted)
           Class A                               7,122
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                               3,073
           Class C                               1,680
           Class R                                 135
           Investor Class                       71,124
           Institutional Class                   5,543

74V.  1.   Net asset value per share (to nearest cent)
           Class A                             $ 21.96
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B .                           $ 21.17
           Class C                             $ 20.76
           Class R                             $ 21.88
           Investor Class                      $ 21.95
           Institutional Class                 $ 22.56